UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: May 27, 2020

INDEPENDENT BANK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Michigan	0-7818	38-2032782
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4200 East Beltline	49525
Grand Rapids, Michigan (Address of Principal Executive Offices)	(Zip Code)

(616) 527-5820
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	IBCP	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 27, 2020, Independent Bank Corporation (the “Company”) entered into a Subordinated Note Purchase Agreement (the “Note Purchase Agreement”) with certain private investors (the “Purchasers”) pursuant to which the Company sold and issued $40,000,000 aggregate principal amount of 5.95% Fixed-to-Floating Rate Subordinated Notes due 2030 (the “Notes”). The Notes were offered and sold by the Company to the Purchasers in a private placement in reliance on the exemption from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the provisions of Regulation D thereunder. The Company intends to use the proceeds from the offering for general corporate purposes.

The Notes mature on May 31, 2030 (the “Maturity Date”) and bear interest at a fixed annual rate of 5.95%, payable semi-annually in arrears from May 27, 2020 to, but excluding, May 31, 2025. From and including May 31, 2025 to, but excluding, the Maturity Date or early redemption date, the interest rate will reset quarterly to an interest rate per annum equal to the then current three-month term Secured Overnight Financing Rate (SOFR), plus 582.5 basis points, payable quarterly in arrears. The Company is entitled to redeem the Notes, in whole or in part, on or after May 31, 2025, and to redeem the Notes at any time in whole upon certain other events. Any redemption of the Notes will be subject to prior regulatory approval to the extent required.

The Note Purchase Agreement contains certain customary representations, warranties, and covenants made by each of the Company and the Purchasers. The Notes are not subject to any sinking fund and are not convertible into or exchangeable for any other securities or assets of the Company or any of its subsidiaries. The Notes are not subject to redemption at the option of the holders. Principal and interest on the Notes are subject to acceleration only in limited circumstances. The Notes are unsecured, subordinated obligations of the Company and generally rank junior in right to payment to the prior payment in full of all existing claims of creditors of the Company, whether now outstanding or subsequently created, assumed, or incurred. The Notes are the obligations of the Company only and are not obligations of, and are not guaranteed by, any subsidiaries of the Company. The Notes were designed to qualify as Tier 2 capital for regulatory capital purposes.

The foregoing descriptions of the Note Purchase Agreement and the Notes do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Note Purchase Agreement and the form of Note, each of which is attached as an exhibit to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 7.01	Regulation FD Disclosure.

On May 27, 2020, the Company issued a press release announcing the completion of the issuance of the Notes, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In connection with the offering of the Notes, the Company delivered an investor presentation to potential investors on a confidential basis, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01 shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 4.1	Form of 5.95% Fixed-to-Floating Rate Subordinated Note due 2030 (included as Exhibit A to the Form of Subordinated Note Purchase Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K)

Exhibit 10.1	Form of Subordinated Note Purchase Agreement dated May 27, 2020, by and among Independent Bank Corporation and the Purchasers

Exhibit 99.1	Press Release dated May 27, 2020 issued by Independent Bank Corporation

Exhibit 99.2	Investor Presentation related to the offering of the Notes

The information in Exhibits 99.1 and 99.2 shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENT BANK CORPORATION
(Registrant)

Dated: May 27, 2020	/s/ Stephen A. Erickson
	By:	Stephen A. Erickson
	Its:	Executive Vice Present
and Chief Financial Officer